UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2007

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Carillon Parkway

St. Petersburg, Florida 33716

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 24, 2007, First Advantage Corporation (the “Company”) through its subsidiary, Credit Management Solutions Inc., sold 2.875 million shares of DealerTrack Holdings Inc. (“DealerTrack”) common stock. The sale of the shares was effectuated through a public offering of the shares by DealerTrack. In connection with the public offering, a registration statement was filed by DealerTrack that was declared effective by the Securities and Exchange Commission. As a result of the sale, the Company received $128,064,000 in proceeds. Following the sale, the Company through it subsidiary will continue to own approximately 2.5 million shares of DealerTrack common stock, or 6 percent of the outstanding shares. In connection with the public offering , Lehman Brothers acted as the sole book-running manager for the offering. William Blair & Company and Deutsche Bank Securities served as co-lead managers and Cowen and Company, LLC, Wachovia Securities, JMP Securities, Thomas Weisel Partners LLC and Barrington Research served as co-managers.

On October 24, 2007, the Company issued a press release announcing the closing of the transaction. A copy of the press release is furnished herewith as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated October 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: October 25, 2007	By:	/s/ Julie Waters
	Name:	Julie Waters
	Title:	Vice President and General Counsel